Kewaunee Scientific Announces Successful Debt Refinancing and Full Repayment of Seller Notes From the Company's Acquisition of Nu Aire, Inc.

Exchange:    NASDAQ (KEQU)                Contact:    Donald T. Gardner III
                                    704/871-3274

STATESVILLE, N.C. December 4, 2025 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU), a recognized leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products, today announced its successful debt refinancing and the full repayment of its Seller Notes.

On December 4, 2025, Kewaunee Scientific Corporation (the "Company" or "Kewaunee") successfully repaid in full and ahead of schedule its Seller Notes, entered into November 1, 2024, in connection with the Company's acquisition of Nu Aire, Inc. ("Nu Aire"). The Seller Notes had an original outstanding principal balance of $23.0 million and were set to mature on November 1, 2027. This repayment was partially funded by an amendment the Company entered into with PNC Bank, National Association ("PNC") on December 4, 2025, related to the Loan Agreement, dated November 1, 2024, between the Company and PNC. This amendment, among other things, (i) permitted the Company to repay in full the outstanding principal balances of the Seller Notes, (ii) provided for an additional $10.0 million term loan to be used to partially fund the repayment of the Seller Notes, and (iii) permitted the Company to draw and use available funds under its active revolving line of credit established by the November 1, 2024 Loan Agreement to partially fund the repayment of the Seller Notes.

With the successful execution of these transactions, the Company has lowered its overall debt load, reduced the effective interest rate on its debt portfolio, and materially reduced its expected future interest expense.

"Kewaunee's decision to repay our Seller Notes early and in full reflects the Company's commitment to thoughtful capital allocation and disciplined decision-making," said Donald T. Gardner III, Vice President and Chief Financial Officer of Kewaunee. "Our ability to fully repay the Seller Notes well before their maturity date has been enabled by the consistent financial performance of our legacy business, accretive financial contribution from the Nu Aire business, and disciplined cash management."

"We are confident that the strategies we are employing are best for the long-term health of our business. The flexibility achieved through this refinancing positions us well as we execute our key strategic initiatives to drive future organic and inorganic growth, which will generate value for our shareholders."

CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927
PHONE 704-873-7202 ● FAX 704-873-1275

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel and wood casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin work surfaces and sinks. The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets.

Kewaunee Scientific's newly acquired subsidiary, Nu Aire, is a leading manufacturer of biological safety cabinets, CO2 incubators, ultralow freezers, and other essential laboratory products that complement the Kewaunee Scientific portfolio. Founded in 1971, Nu Aire's headquarters and manufacturing facilities are located in Plymouth, Minnesota, with additional manufacturing capabilities located in Long Lake, Minnesota. The Company also maintains a warehouse partnership in the Netherlands and OEM partnerships in China.

Learn more at the companies' websites, located at https://www.kewaunee.com and https://www.nuaire.com/.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: our ability to realize the benefits anticipated as a result of the Nu Aire acquisition; competitive and general economic conditions, including disruptions from government mandates, both domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, and natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the most recent fiscal year ended April 30, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.